Exhibit 10.7

CANCELLATION OF THE PLEDGE OVER COMMERCIAL ESTABLISHMENT

Florence Pourchet and Lodewijk Spoorenbergn of legal age, domiciled in New York City,  acting on behalf of PNB PARIBAS, (hereinafter the “PLEDGEE”) a company duly incorporated under the laws of France, in our capacity as Managing Directors of the PLEDGEE,

WHEREAS:

4)
WHEREAS a Credit Agreement dated as of December 20, 2007, (the “Credit Agreement”) was executed among the PLEDGEE (as creditor together with other banks), SOLANA RESOURCES LIMITED a company duly incorporated under the laws of Canada, as guarantor (“Original Guarantor”) and SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED (the “PLEDGOR”), a company duly incorporated under the laws of Cayman Island, with a branch duly established in Colombia.

5)
WHEREAS as security of the obligations under the Credit Agreement, an OPEN PLEDGE OVER COMMERCIAL ESTABLISHMENT dated as of December 20, 2007, related of the Colombian branch of the PLEDGOR, was granted by the PLEDGOR in favor of the PLEDGEE (the “Pledge Agreement”).

6)	WHEREAS neither the PLEDGOR nor the Original Guarantor owe any amount to the PLEDGEE under the Credit Agreement.

Now therefore, I hereby state that:

First: According to the Eight Clause of the Pledge Agreement, and taking into account that neither the PLEDGOR nor the Original Guarantor have pending obligations under the Credit Agreement, the PLEDGEE herby cancels the guaranty over the commercial establishment of the PLEGOR which is duly registered under number 00901181 of October 26, 1998 of the mercantile registry of the Bogotá Chamber of Commerce.

Second: As a consequence of the cancellation of the pledge, the PLEDGEE hereby grants authorization to the PLEDGOR to register this document of cancellation before the Bogotá Chamber of Commerce, and to carry out any proceeding that could be needed to the efective cancellation of the pledge.

In witness hereof, this document is executed on August 21, 2009 before a Public Notary of New York City.

By PNP PARIBAS

/s/ Florence Pourchet	/s/ Lodewijk Spoorenbergn
Name: Florence Pourchet	Name: Lodewijk Spoorenbergn
Managing Director	Managing Director